SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2004

TIB FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0000-21329	65-0655973

(Commission File Number)	(I.R.S. Employer Identification No.)

599 9th Street North, Naples, Florida 34102

(Address of Principal Executive Offices) (Zip Code)

(239) 263-3344

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events

On May 6, 2004, TIB Financial Corp. closed the sale of an additional 150,000 shares of common stock at a price of $22.00 per share before commissions and expenses, pursuant to its previously filed registration statement. The first 1,000,000 of such shares were sold by the Company on April 15, 2004. The net proceeds of the offering will be used to provide capital to support continued loan and deposit growth throughout the Company's South Florida markets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

/s/ Edward V. Lett

	Name:	Edward V. Lett
	Title:	President and Chief Executive Officer
Date: May 6, 2004